EXHIBIT 23(c)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3
        (No. 333-        ) and related Prospectus of Thermo Ecotek
        Corporation for the registration of 3,030,303 shares of its common stock and to the incorporation by reference therein of our report of Crop Genetics International Corporation dated January 27, 1995, with respect to the financial statements of Crop Genetics International Corporation for the three years ended December 31, 1994, included in Thermo Ecotek Corporation's Amendment No. 1 on Form 8-K/A - Current Report filed with the Securities and Exchange Commission.




                                                /s/ ERNST & YOUNG LLP

        Washington, DC
        June 6, 1997

















        AA971610012